TIMKEN

Timken Reports Fourth-Quarter and Full-Year 2019 Results

•	Posted fourth-quarter sales of $896 million, down 1.5 percent from last year

•	Fourth-quarter earnings per diluted share were $1.48 on a GAAP basis, with adjusted EPS of $0.84

•	Achieved record full-year 2019 earnings per diluted share of $4.71 on a GAAP basis and record adjusted EPS of $4.60

•	Generated strong full-year 2019 net operating cash flow of $550 million and free cash flow of $410 million

•	Updates 2020 earnings outlook; expects GAAP earnings per diluted share of $4.00 to $4.40 and adjusted EPS of $4.25 to $4.65

NORTH CANTON, Ohio: February 5, 2020 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported fourth-quarter 2019 sales of $896.2 million, down 1.5 percent from the same period a year ago. The decline was driven by lower demand mainly in the Mobile Industries segment and unfavorable currency, partially offset by the favorable impact of acquisitions and positive pricing.

In the fourth quarter, Timken posted net income of $113.5 million or $1.48 per diluted share, versus net income of $60.0 million or $0.77 per diluted share for the same period a year ago. The current period included pension and other postretirement plan remeasurement income, a net income tax credit driven by discrete items in the current period, and other special items detailed in the attached tables, which more than accounted for the year-over-year improvement in GAAP net income.

Excluding special items, adjusted net income in the fourth quarter of 2019 was $64.3 million or $0.84 per diluted share versus adjusted net income of $77.4 million or $1.00 per diluted share for the same period in 2018. The decline in adjusted net income reflects the impact of lower volume and higher manufacturing and SG&A costs, partially offset by positive pricing and lower material and logistics costs.

Net cash from operations for the quarter was $195.3 million, and free cash flow was $137.6 million. During the quarter, the company returned $27.7 million in capital to shareholders with the payment of its 390th consecutive quarterly dividend and the repurchase of more than 150 thousand shares.

“Fourth quarter revenue was in line with our expectations and cash flow finished the year strong. While profitability fell short, a significant portion of this related to some higher than normal operating expenses in the quarter that are not expected to persist,” said Richard G. Kyle, Timken president and chief executive officer. “In 2019, Timken delivered record earnings per share, operating margin expansion and solid revenue gains in sectors like renewable energy, aerospace and rail. Our strong financial performance in a relatively soft industrial market environment demonstrates the successful execution of our strategy. Our performance in 2019 underscores the enduring strength of our portfolio and reflects a stronger, more diverse Timken Company.”

2019 Full-Year Results

For 2019, sales were $3.8 billion, up 5.8 percent compared with 2018. The increase was driven by the favorable impact of acquisitions, positive pricing and organic growth in Process Industries, partially offset by unfavorable currency and the impact of lower demand in Mobile Industries.

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Net income was $362.1 million or a record $4.71 per diluted share for the year, compared with net income of $302.8 million or $3.86 per diluted share a year ago. The year-over-year improvement reflects favorable pricing, the benefit of acquisitions, and the impact of a lower tax rate driven by net discrete benefits, partially offset by the impact of lower volume, unfavorable currency and higher interest expense. The current period also benefited from pension and other retirement plan remeasurement income versus expense in the year-ago period.

Excluding special items detailed in the attached tables, adjusted net income was $353.8 million or record adjusted earnings of $4.60 per diluted share in 2019. This compares with adjusted net income of $327.5 million or adjusted earnings of $4.18 per diluted share in 2018. The improvement in adjusted net income reflects favorable pricing and the benefit of acquisitions, partially offset by the impact of lower volume, unfavorable currency and higher interest expense.

Timken generated strong cash flow in 2019, with net cash from operations for the full year of $550.1 million, and free cash flow of $409.5 million. The company ended the year with net debt to adjusted EBITDA at 2.1 times.

During the year, the company continued to broaden its reach through acquisitions. The addition of BEKA Lubrication (BEKA) makes Timken the world’s second largest producer of industrial automatic lubrication systems1, and enhances the company’s position in attractive markets such as wind and food and beverage. Diamond Chain expands Timken’s leadership in high-performance roller chains for industrial markets and builds on the company’s strong position in distribution. Together these acquisitions also expand the company’s global presence in growing markets, especially in China and Europe, and both are expected to deliver significant cost and revenue synergies over time. Additionally, Timken paid dividends totaling $1.12 per share in 2019, which represents its sixth consecutive year of annual dividend increases, and repurchased over 1.4 million shares of stock. Between dividends and share repurchases, the company returned a total of $148 million to shareholders in 2019.

Fourth-Quarter 2019 Segment Results

Mobile Industries sales of $445.1 million decreased 3.6 percent compared with the same period a year ago. The decline was driven primarily by lower shipments in the off-highway and heavy truck sectors, partially offset by the benefit of acquisitions and growth in the rail and aerospace sectors.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the quarter were $57.5 million or 12.9 percent of sales, compared with EBITDA of $61.1 million or 13.2 percent of sales for the same period a year ago. The decrease in EBITDA reflects the impact of lower volume and higher manufacturing costs, partially offset by favorable price/mix and lower material and logistics costs.

Excluding special items detailed in the attached tables, adjusted EBITDA in the quarter was $60.3 million or 13.5 percent of sales, compared with $65.0 million or 14.1 percent of sales in the fourth quarter last year.

________________

1 Based on company and industry estimates.

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TIMKEN

Process Industries sales of $451.1 million increased 0.6 percent from the same period a year ago, driven primarily by the favorable impact of acquisitions and strong growth in renewable energy, mostly offset by lower revenue in the industrial and marine sectors and unfavorable currency.

EBITDA for the quarter was $96.8 million or 21.5 percent of sales, compared with EBITDA of $101.2 million or 22.6 percent of sales for the same period a year ago. The decrease in EBITDA was driven by the impact of lower volume, unfavorable mix and higher operating expenses, partially offset by favorable pricing.

Excluding special items detailed in the attached tables, adjusted EBITDA in the quarter was $98.3 million or 21.8 percent of sales, compared with $109.4 million or 24.4 percent of sales in the fourth quarter last year.

2020 Outlook

The company expects 2020 revenue to be in the range of down 2 percent to up 2 percent, or roughly flat at the midpoint, versus 2019. This includes the benefit of acquisitions made during 2019, offset by expected organic declines in Mobile Industries and the impact of currency.

Timken anticipates 2020 earnings per diluted share to range from $4.00 to $4.40 for the full year on a GAAP basis. Excluding special items detailed in the attached tables, the company expects 2020 adjusted earnings per diluted share ranging from $4.25 to $4.65. Timken plans to generate net cash from operations of approximately $585 million and free cash flow of $425 million at the midpoint in 2020.

“We plan to deliver another strong year of cash generation and solid earnings performance in 2020 against a soft industrial economic backdrop,” said Kyle. “We expect profitability to improve meaningfully from fourth-quarter levels, and we remain focused on driving outgrowth, integrating recent acquisitions and advancing our operational excellence initiatives. With our proven strategy and track record, we are confident in our ability to achieve our new five-year targets and deliver attractive shareholder returns for years to come.”

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:    Wednesday, February 5, 2020
11:00 a.m. Eastern Time
Live Dial-In: 800-458-4121
or 323-794-2093
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 4Q Earnings Call

Conference Call Replay:    Replay Dial-In available through
February 19, 2020:
888-203-1112 or 719-457-0820
Replay Passcode: 9406498

Live Webcast:    http://investors.timken.com

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TIMKEN

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.8 billion in sales in 2019 and employs more than 18,000 people globally, operating from 42 countries.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “2020 Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the fourth quarter and full-year of 2019; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; political risks associated with governmental instability and recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the company’s ability to maintain positive relations with unions and works councils; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2018, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net sales	$896.2	$910.1	$3,789.9	$3,580.8
Cost of products sold	640.2	655.6	2,648.1	2,540.7
Gross Profit	256.0	254.5	1,141.8	1,040.1
Selling, general & administrative expenses	159.2	148.3	618.6	580.7
Impairment and restructuring charges	3.3	1.8	6.8	4.9
Operating Income	93.5	104.4	516.4	454.5
Non-service pension and other postretirement income (expense)	24.3	(8.7)	10.2	(6.2)
Other income, net	2.5	2.1	13.0	9.4
Interest expense, net	(15.2)	(17.9)	(67.2)	(49.6)
Income Before Income Taxes	105.1	79.9	472.4	408.1
Provision for (benefit from) income taxes	(12.7)	19.1	97.7	102.6
Net Income	117.8	60.8	374.7	305.5
Less: Net income attributable to noncontrolling interest	4.3	0.8	12.6	2.7
Net Income Attributable to The Timken Company	$113.5	$60.0	$362.1	$302.8
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.51	$0.78	$4.78	$3.93

Diluted Earnings per share	$1.48	$0.77	$4.71	$3.86

Average Shares Outstanding	75,383,088	76,522,399	75,758,123	77,119,602
Average Shares Outstanding - assuming dilution	76,823,213	77,454,033	76,896,565	78,337,481

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2019	2018	2019	2018

Mobile Industries
Net sales	$445.1	$461.9	$1,893.9	$1,903.7
Earnings before interest, taxes, depreciation, and amortization (EBITDA) (1)	$57.5	$61.1	$284.9	$272.2
EBITDA Margin (1)	12.9%	13.2%	15.0%	14.3%
Process Industries
Net sales	$451.1	$448.2	$1,896.0	$1,677.1
Earnings before interest, taxes, depreciation, and amortization (EBITDA) (1)	$96.8	$101.2	$466.6	$405.7
EBITDA Margin (1)	21.5%	22.6%	24.6%	24.2%
Corporate earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$(14.8)	$(14.7)	$(55.4)	$(61.4)
Corporate pension and other postretirement benefit related charges (2)	21.0	(9.7)	4.1	(12.8)

Consolidated
Net sales	$896.2	$910.1	$3,789.9	$3,580.8
Earnings before interest, taxes, depreciation, and amortization (EBITDA) (1)	$160.5	$137.9	$700.2	$603.7
EBITDA Margin (1)	17.9%	15.2%	18.5%	16.9%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related charges represent actuarial gains and (losses) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial gains and (losses) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$209.5	$132.5
Restricted cash	6.7	0.6
Accounts receivable, net	545.1	546.6
Unbilled receivables	129.2	116.6
Inventories, net	842.0	835.7
Other current assets	142.1	105.2
Total Current Assets	1,874.6	1,737.2
Property, plant and equipment, net	989.2	912.1
Operating lease assets (1)	114.1	—
Goodwill and other intangible assets	1,752.2	1,693.7
Non-current pension assets	3.4	6.2
Non-current other postretirement benefit assets	36.6	—
Other assets	89.8	96.0
Total Assets	$4,859.9	$4,445.2
LIABILITIES
Accounts payable	$301.7	$273.2
Short-term debt, including current portion of long-term debt	82.0	43.0
Short-term operating lease liabilities (1)	28.3	—
Income taxes	17.8	23.5
Accrued expenses	306.8	345.9
Total Current Liabilities	736.6	685.6
Long-term debt	1,648.1	1,638.6
Accrued pension benefits	165.1	161.3
Accrued postretirement benefits	31.8	108.7
Long-term operating lease liabilities (1)	71.3	—
Other non-current liabilities	252.2	208.3
Total Liabilities	2,905.1	2,802.5
EQUITY
The Timken Company shareholders' equity	1,868.2	1,579.6
Noncontrolling Interest	86.6	63.1
Total Equity	1,954.8	1,642.7
Total Liabilities and Equity	$4,859.9	$4,445.2

(1) Due to the adoption of the new leasing standard, the Company recognized operating lease assets and corresponding operating lease liabilities on the Consolidated Balance Sheet. In conjunction with the adoption of the new leasing standard, the Company reclassified $15.3 million of lease assets related to purchase accounting adjustments from the ABC Bearings Limited ("ABC Bearings") acquisition from Other assets to Operating lease assets. These assets do not have material corresponding lease liabilities.

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2019	2018	2019	2018
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$117.8	$60.8	$374.7	$305.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40.2	40.1	160.6	146.0
Stock-based compensation expense	6.4	6.8	27.1	32.3
Pension and other postretirement expense (income)	(21.0)	12.2	2.2	20.7
Pension and other postretirement benefit contributions and payments	(6.3)	(6.3)	(43.4)	(18.7)
Operating lease expense	8.9	—	36.6	—
Operating lease payments	(8.8)	—	(35.6)	—
Changes in operating assets and liabilities:
Accounts receivable	30.5	(0.7)	24.1	(66.4)
Unbilled receivables	22.4	15.8	(12.6)	(21.8)
Inventories	12.9	7.2	50.7	(87.1)
Accounts payable	27.3	(10.3)	19.9	(20.2)
Accrued expenses	1.9	22.0	(26.8)	32.2
Income taxes	(33.8)	(21.2)	(23.1)	(19.5)
Other, net	(3.1)	11.1	(4.3)	29.5
Net Cash Provided by Operating Activities	$195.3	$137.5	$550.1	$332.5
INVESTING ACTIVITIES
Capital expenditures	$(57.7)	$(49.8)	$(140.6)	$(112.6)
Acquisitions, net of cash received	(143.8)	—	(226.5)	(765.4)
Proceeds from divestitures	—	—	—	14.0
Other, net	(1.2)	(5.1)	2.2	(1.2)
Net Cash Used in Investing Activities	$(202.7)	$(54.9)	$(364.9)	$(865.2)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.1)	$(21.5)	$(84.9)	$(85.7)
Purchase of treasury shares	(6.6)	(35.5)	(62.7)	(98.5)
Proceeds from exercise of stock options	17.6	0.1	27.5	12.8
Payments related to tax withholding for stock-based compensation	(6.1)	—	(15.4)	(5.4)
Net proceeds from (payments on) credit facilities	55.2	(45.3)	97.0	(3.9)
Net (payments on) proceeds from long-term debt	(2.3)	(1.4)	(60.0)	736.6
Other, net	—	(0.6)	(2.2)	(2.8)
Net Cash (Used in) Provided by Financing Activities	$36.7	$(104.2)	$(100.7)	$553.1
Effect of exchange rate changes on cash	5.0	(0.3)	(1.4)	(12.7)
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$34.3	$(21.9)	$83.1	$7.7
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	181.9	155.0	133.1	125.4
Cash, Cash Equivalents and Restricted Cash at End of Period	$216.2	$133.1	$216.2	$133.1

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	EPS	2018	EPS	2019		EPS	2018	EPS
Net Income Attributable to The Timken Company	$113.5	$1.48	$60.0	$0.77	$362.1	4.80	$4.71	$302.8	$3.86

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$5.3		$2.6		$9.8			$7.1
Property loss and related expenses (3)	1.1		—		7.6			—
Acquisition-related charges (4)	4.7		11.6		15.5			20.6
Brazil legal matter (5)	(1.5)		—		1.8			—
Gain on sale of real estate (6)	(2.8)		—		(4.5)			—
Corporate pension and other postretirement benefit related charges (7)	(21.0)		9.7		(4.1)			12.8
Loss on divestiture (8)	—		0.2		—			0.8
Tax indemnification and related items	0.2		0.9		0.7			1.5
Noncontrolling interest of above adjustments	(0.4)		(0.7)		(0.5)			(1.3)
Provision for income taxes (9)	(34.8)		(6.9)		(34.6)			(16.8)
Total Adjustments:	(49.2)	(0.64)	17.4	0.23	(8.3)		(0.11)	24.7	0.32
Adjusted Net Income Attributable to The Timken Company	$64.3	$0.84	$77.4	$1.00	$353.8		$4.60	$327.5	$4.18

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants, (iii) severance related to cost reduction initiatives and (iv) related depreciation and amortization. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Represents property loss and related expenses during the year (net of insurance proceeds) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(4) Acquisition-related charges in 2019 primarily related to the Rollon S.p.A. ("Rollon"), The Diamond Chain Company ("Diamond Chain"), and BEKA Lubrication ("BEKA") acquisitions, including transaction costs and inventory step-up impact. This also includes transaction costs related to the acquisition of the joint venture partner's interest in Timken-XEMC (Hunan) Bearing Co., Ltd.

(5) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was settled in the fourth quarter of 2019. Refer to the Contingencies footnote within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(6) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019 and disposal of land in Colmar, France during the fourth quarter of 2019. These amounts were recorded in other income.

(7) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(8) Loss on divestiture relates to the sale of the Groeneveld Information Technology Holding B.V. (the "ICT Business").

(9) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods, including the reduction of a valuation allowance in the fourth quarter of 2019 of $39.2 million, as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	Percentage to Net Sales	2018	Percentage to Net Sales	2019	Percentage to Net Sales	2018	Percentage to Net Sales
Net Income	$117.8	13.1%	$60.8	6.7%	$374.7	9.9%	$305.5	8.5%

Provision for (benefit from) income taxes	(12.7)	(1.4)%	19.1	2.1%	97.7	2.6%	102.6	2.9%
Interest expense	16.6	1.9%	18.5	2.1%	72.1	1.9%	51.7	1.5%
Interest income	(1.4)	(0.2)%	(0.6)	(0.1)%	(4.9)	(0.1)%	(2.1)	(0.1)%
Depreciation and amortization	40.2	4.5%	40.1	4.4%	160.6	4.2%	146.0	4.1%
Consolidated EBITDA	$160.5	17.9%	$137.9	15.2%	$700.2	18.5%	$603.7	16.9%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$4.6	0.5%	$2.6	0.3%	$9.1	0.3%	$7.1	0.2%
Property loss and related expenses (2)	1.1	0.2%	—	—%	7.6	0.2%	—	—%
Acquisition-related charges (3)	4.7	0.5%	11.6	1.3%	15.5	0.4%	20.6	0.6%
Brazil legal matter (4)	(1.5)	(0.2)%	—	—%	1.8	—%	—	—%
Gain on sale of real estate (5)	(2.8)	(0.3)%	—	—%	(4.5)	(0.1)%	—	—%
Corporate pension and other postretirement benefit related charges (6)	(21.0)	(2.3)%	9.7	1.1%	(4.1)	(0.1)%	12.8	0.4%
Tax indemnification and related items	0.2	—%	0.9	—%	0.7	—%	1.5	—%
Loss on divestiture (7)	—	—%	0.2	—%	—	—%	0.8	—%
Total Adjustments	(14.7)	(1.6)%	25.0	2.7%	26.1	0.7%	42.8	1.2%
Adjusted EBITDA	$145.8	16.3%	$162.9	17.9%	$726.3	19.2%	$646.5	18.1%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2)  Represents property loss and related expenses during the year (net of insurance proceeds) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(3) Acquisition-related charges in 2019 primarily related to the Rollon, Diamond Chain, and BEKA acquisitions, including transaction costs and inventory step-up impact. This also includes transaction costs related to the acquisition of the joint venture partner's interest in Timken-XEMC (Hunan) Bearing Co., Ltd.

(4) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was settled in the fourth quarter of 2019. Refer to the Contingencies footnote within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(5) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019 and disposal of land in Colmar, France during the fourth quarter of 2019. These amounts were recorded in other income.

(6) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(7) Loss on divestiture relates to the sale of the ICT Business.

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TIMKEN

Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended December 31, 2019	Percentage to Net Sales	Three Months Ended December 31, 2018	Percentage to Net Sales	Twelve Months Ended December 31, 2019	Percentage to Net Sales	Twelve Months Ended December 31, 2018	Percentage to Net Sales
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$57.5	12.9%	$61.1	13.2%	$284.9	15.0%	$272.2	14.3%
Impairment, restructuring and reorganization charges (1)	3.1	0.7%	1.0	0.2%	5.2	0.3%	3.0	0.2%
Loss on divestiture (2)	—	—%	0.2	—%	—	—%	0.8	—%
Gain on sale of real estate (3)	(2.8)	(0.6)%	—	—%	(4.5)	(0.2)%	—	—%
Property loss and related expenses (4)	1.1	0.2%	—	—%	7.6	0.4%	—	—%
Acquisition-related charges (5)	1.4	0.3%	2.7	0.7%	1.5	0.1%	3.1	0.2%
Adjusted EBITDA	$60.3	13.5%	$65.0	14.1%	$294.7	15.6%	$279.1	14.7%

Process Industries
(Dollars in millions)	Three Months Ended December 31, 2019	Percentage to Net Sales	Three Months Ended December 31, 2018	Percentage to Net Sales	Twelve Months Ended December 31, 2019	Percentage to Net Sales	Twelve Months Ended December 31, 2018	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$96.8	21.5%	$101.2	22.6%	$466.6	24.6%	$405.7	24.2%
Impairment, restructuring and reorganization charges (1)	1.1	0.2%	1.6	0.4%	3.5	0.2%	2.6	0.2%
Acquisition-related charges (5)	0.4	0.1%	6.6	1.4%	8.3	0.4%	8.0	0.4%
Adjusted EBITDA	$98.3	21.8%	$109.4	24.4%	$478.4	25.2%	$416.3	24.8%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Loss on divestiture relates to the sale of the ICT Business.

(3) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019 and disposal of land in Colmar, France during the fourth quarter of 2019. These amounts were recorded in other income.

(4)  Represents property loss and related expenses during the year (net of insurance proceeds) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(5) Acquisition-related charges in 2019 primarily related to the inventory step-up impact for the Rollon, Diamond Chain, and BEKA acquisitions.

11

TIMKEN

Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see below), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			December 31, 2019	December 31, 2018
Short-term debt, including current portion of long-term debt			$82.0	$43.0
Long-term debt			1,648.1	1,638.6
Total Debt			$1,730.1	$1,681.6
Less: Cash and cash equivalents			(209.5)	(132.5)
Net Debt			$1,520.6	$1,549.1

Total Equity			$1,954.8	$1,642.7

Ratio of Net Debt to Capital			43.8%	48.5%

Adjusted EBITDA for the Twelve Months Ended			$726.3	$646.5

Ratio of Net Debt to Adjusted EBITDA			2.1	2.4

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$195.3	$137.5	$550.1	$332.5
Less: capital expenditures	(57.7)	(49.8)	(140.6)	(112.6)
Free cash flow	$137.6	$87.7	$409.5	$219.9

12

TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2020 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$4.00	$4.40

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.25	0.25
Total Adjustments:	$0.25	$0.25
Forecasted full year adjusted diluted earnings per share	$4.25	$4.65

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustment, because the amounts will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2020 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$585.0
Less: capital expenditures		(160.0)
Free cash flow		$425.0

13